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                                                                    EXHIBIT 5.1


                                  Bingham Dana LLP
                                 150 Federal Street
                                  Boston, MA 02110


                                   March 22, 1999

PurchaseSoft, Inc.
7301 Ohms Lane, Suite 220
Edina, MN 55439

     Re:  REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES
               ACT OF 1933, AS AMENDED

Ladies and Gentlemen:

     We have acted as counsel to PurchaseSoft, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 6,151,382 of its common stock subscription rights (the "Rights") and 6,151,382 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), to be offered (the "Rights Offering") by the Company pursuant to a Registration Statement on Form S-3, as amended, initially filed by the Company with the Securities and Exchange Commission on March 2, 1999 (the "Registration Statement").

     As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Rights and the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration


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requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

     We further assume that (a) all Rights will be granted in accordance with the terms of the Rights Offering as described in the Registration Statement, (b) all Shares issued upon exercise of the Rights will be issued in accordance with the terms of the Rights Offering as described in the Registration Statement, and
(c) the purchase price of all Shares will be greater than or equal to the par value per share of the Shares.

     This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in the State of Delaware.

     Subject to the foregoing it is our opinion that the Shares, when issued and delivered upon the exercise of the Rights in accordance with the terms of the Rights Offering as described in the Registration Statement, will be duly authorized, validly issued and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                              Very truly yours,

                              /s/   Bingham Dana LLP

                              BINGHAM DANA LLP